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                                                                     Exhibit 5.1


                                                                   _______, 2002


Chevron Phillips Chemical Company LLC
Chevron Phillips Chemical Company LP
1301 McKinney Street
Houston, TX 77010-3030

Ladies and Gentlemen:

      We have acted as counsel to Chevron Phillips Chemical Company LLC, a Delaware limited liability company (the "LLC"), and Chevron Phillips Chemical Company LP, a Delaware limited partnership (the "LP" and, together with the LLC, the "Company") in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the issuance by the Company of $500,000,000 aggregate principal amount of 5-3/8% Notes due 2007 (the "Exchange Securities"). The Exchange Securities will be issued under an indenture (the "Indenture") dated as of March 19, 2001, between the Company and The Bank of New York, as Trustee. The Exchange Securities will be offered by the Company in exchange for $500,000,000 aggregate principal amount of its outstanding 5-3/8% Notes due 2007 (the "Securities").

      We have examined the Registration Statement and the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

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PAGE 2

      In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that the Indenture is the valid and legally binding obligation of the Trustee.

      Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that when the Exchange Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange, the Exchange Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

      Our opinion set forth above is subject to the effects of (1) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (2) general equitable principles (whether considered in a proceeding in equity or at law) and (3) an implied covenant of good faith and fair dealing.

      We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York and the Federal law of the United States, the Delaware Limited Liability Company Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reprinted judicial decisions interpreting the foregoing) and the Delaware Revised Uniform Limited Partnership Act (including the statutory provisions, all applicable provisions of the Delaware Constitution and reprinted judicial decisions interpreting the foregoing).

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      We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Validity of Notes" in the Prospectus included in the Registration Statement.

                                          Very truly yours,

                                          /s/ Simpson Thacher & Bartlett

                                          SIMPSON THACHER & BARTLETT